                                                                    EXHIBIT 10.6

                                                                    UAL Contract

                                                                      NO. 123002

                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                              PRIDE AVIATION, INC.

                                      AND

                             UNITED AIR LINES, INC.

                          RELATING TO THE PURCHASE OF
                           AIRCRAFT PAINTING SERVICES

                              TABLE OF CONTENTS

         ARTICLE                                PAGE
         -------                                ----
1.       SELLER'S RESPONSIBILITIES                1

2.       UNITED'S RESPONSIBILITIES                4

3.       DELIVERY AND REDELIVERY                  5

4.       CHARGES AND PAYMENTS                     7

5.       WARRANTY                                 7

6.       EXCUSABLE DELAY                          9

7.       TAXES                                   10

8.       TITLE, LIENS                            10

9.       INSURANCE AND INDEMNITY                 10

10.      TERMINATION                             12

11.      PATENT INDEMNITY                        14

12.      CONSEQUENTIAL DAMAGES                   15

13.      CONFIDENTIAL INFORMATION                15

14.      MISCELLANEOUS                           16

EXHIBIT 1 - STATEMENT OF WORK

EXHIBIT 2 - SERVICE SCHEDULE

EXHIBIT 3 - PRICING

EXHIBIT 4 - DELIVERY RECEIPTS

EXHIBIT 5 - PARTS SUPPORT


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                               SERVICES AGREEMENT

         AGREEMENT, entered into as of June 10, 1994, by and between UNITED AIR LINES, INC., a Delaware Corporation with its principal office in the Township of Elk Grove, State of Illinois (hereafter referred to as "United"), and PRIDE AVIATION, INC., an Oklahoma corporation with its principal office in the City of New Iberia, State of Louisiana (hereafter referred to as "Seller"). In consideration of the mutual covenants set forth herein, United and Seller agree as follows:

ARTICLE 1. - SELLER'S RESPONSIBILITIES.

1.1      SERVICES.

         Seller will perform the services described in Exhibit 1 hereto (the "Services") with respect to B737-222, B737-291, B737-322, B737-522 and B727-222A aircraft ("Aircraft") operated by United for a period of three years from the date first set forth above. Seller will perform the Services at its facilities in New Iberia, Louisiana. Seller shall provide Services for (i) the quantity of Aircraft described in Exhibit 2 for the period described therein, and (ii) an approximately similar quantity of Aircraft, on a prorated basis, for the remainder of the term of this Agreement.

1.2      SCHEDULE.

         Seller shall perform the Services (i) with respect to the Aircraft described in Exhibit 2 in accordance with the schedule set forth therein, and (ii) for the remainder of the term of this Agreement in accordance with a schedule to be designated by United. United shall designate the schedule of Services for such Aircraft for each year no later than December 31 of the preceding year.

1.3      ADDITIONAL SERVICES.

         Seller will perform additional services ("Additional Services") upon
         (i) United's request and Seller's concurrence and (ii) execution of an amendment to this Agreement.

1.4      OPTIONS.

         Seller hereby grants United:

         a.      an option to extend the period of Services described in
                 Article 1.1 above from three years to five years. United may exercise such option by giving notice to Seller on or





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                 before March 1, 1997. Such additional period is referred to hereinafter as the "Option Period".

         b. an option to purchase Services for up to forty-two (42) B757-222 Aircraft ("Option Aircraft") during the B-757 Option Period (described below) in accordance with (i) a schedule designated by United, and (ii) the provisions of Paragraph 4 of Exhibit 2 hereto. The B-757 Option Period shall extend from the date United exercises such option to March 1, 1997. United may exercise such option by giving notice to seller on or before February 28, 1995. Upon exercise of such option, United shall designate a schedule of Services, which schedule United may revise during the B-757 Option Period.

         c.      An option to extend the Option Period of Services described in
                 Article 1.4.b above from three (3) years to five (5) years. United may exercise such option by giving notice to Seller on or before March 1, 1997.

1.5      SELLER FURNISHED MATERIAL.

         Seller shall provide all parts and materials required in connection with the services, except for the parts and materials described in
         Article 2.3. Seller will establish inspection procedures at its own facility and at its supplier's facilities to verify that such parts and material are in compliance with United's regulatory and technical requirements as described in this Agreement. Seller shall furnish the results of such inspections to United on a periodic basis to ensure compliance with such procedures.

1.6      TOOLING.

         (a) Seller shall provide, at Seller's expense, all tooling, fixtures and equipment which nay be required to accomplish the Services (including routine and non-routine work) and for all Additional Services.

         (b) In the event Seller deems it necessary to lease or purchase any tooling, fixture or equipment in order to provide Additional Services, Seller will notify United and obtain United's approval prior to leasing or purchasing any such items. Any such items purchased by Seller and charged to United shall become the property of United and be delivered to United at the conclusion of this Agreement.

1.7      USE OF OTHER FACILITIES OR SUBCONTRACTORS.

         Seller will not perform Services hereunder at any facility other than that listed in Article 1.1 above without United's prior approval. Seller will not use outside services in





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         performance of Services hereunder without the prior approval of
         United. Such approval shall not he unreasonably withheld.

1.8      REGULATORY AND TECHNICAL REQUIREMENTS.

         Seller shall cause Services to be performed in accordance with
         (i) all applicable regulations of the Federal Aviation Administration
         (FAA), (ii) all applicable regulations and standards of the Environmental Protection Agency (EPA) and state and local agencies,
         (iii) Seller's current FAA-approved Repair Station Manual and (iv) United's Specifications and procedures or equivalent as approved by United. Seller shall comply with United's Quality Assurance Certification Program requirements for Outside Service Vendor (OSV) painting, dated February 4, 1994.

1.9      REGULATORY QUALIFICATIONS.

         Seller warrants that it holds Repair Station Certificates issued under
         Part 145 of the Federal Aviation Regulations, with ratings applicable to performance of the Services. Seller shall comply with all Federal, State and local laws and standards applicable to performing the Services, including EPA Certification, and Random Drug Testing Programs ("DOT" Program").

1.10     ON-SITE REPRESENTATIVES.

         Seller shall furnish to United without additional charge, secure office space, including furniture, telephone and telefax, in or conveniently located to the facility where Services are performed. Such office space shall be reasonably adequate for use by a maximum of three (3) of United's personnel and United's designated subcontractor(s) if applicable. United will provide qualified staff, as necessary, at such facility where Seller performs Services hereunder. All long distance telephone calls and telefax messages from such office space shall be charged to United at actual cost.

1.11     REMOVED MATERIAL.

         (a) Seller shall store in a safe and segregated location, all property, including without limitation, fixtures, equipment and instruments, which Seller deems necessary to remove from each Aircraft in connection with performing the Services.

         (b) Seller shall provide United a listing of all property removed from each Aircraft which property is not to be reinstalled in connection with the Services. Seller shall provide such listing within five (5) days after removal of such property from each Aircraft. Such listing shall be by





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         part number where applicable, and shall include a description and quantity.

1.12     THIRD PARTY WARRANTIES.

         (a) Seller will notify United of any potential warranty claims against third party suppliers which are discovered by Seller during the performance of Services. Seller will make available to United data necessary to support such third party warranty claims. If requested by United Seller shall file on behalf of United any such third party warranty claims.

         (b) United shall be entitled at any time to take over and conduct in Seller's name any prosecution and/or settlement of any claim made under any warranties which may exist from time to time in favor of Seller from third party suppliers used by Seller in performing Services under this Agreement and all such warranty rights shall be subrogated to United accordingly.

ARTICLE 2. - UNITED'S RESPONSIBILITIES.

2.1      UNITED REMOVED MATERIAL DISPOSITION.

         United shall instruct Seller as to how to dispose of the parts and material described in Article 1.11 (parts and material removed from Aircraft). Except as the parties may otherwise agree, Seller will hold such parts and material in segregated and restricted storage for twenty one (21) days after redelivery of each Aircraft and dispose of such material as instructed by United at United's cost. In the event United does not furnish such instructions within twenty one (21) days or such other agreed period, Seller may dispose of such parts and materials in a reasonable manner at United's cost.

2.2      SPECIFICATIONS.

         United will provide complete and accurate information, and documents including, but not limited to, task work cards, Materials and Process Document for Decorative Finishing of Aircraft Exteriors, Revision #003, dated 12/06/93, current aid book(s), design drawings, maintenance and work manuals, hereinafter referred to as ("Specifications"), including revisions thereto, in a timely fashion to assist Seller in performing the Services and to comply with any applicable FAA requirements.

2.3      PARTS AND MATERIAL PROVISIONING.

         United shall provide Seller prior to delivery of each Aircraft top coat enamel, placards, decals, stencils and masks for





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         United's name, logo, N#'s and fleets (collectively "Material") which is unique to the Aircraft in accordance with the terms set forth in
         Exhibit 5 hereto to accomplish the Services hereunder. Title to all Material delivered by United to Seller shall at all times be and remain with United. Seller shall store all such Material in a segregated and secure area designated only for United Material and in compliance with material Specification requirements. Risk of loss shall be with Seller for all such Material in Seller's custody or control.

2.4      INSPECTION.

         United will maintain possession of and enter in the Aircraft Log all entries including signing of the maintenance release.. The signing of the return to service for work performed hereunder will be the responsibility of the United on-site representative.

         United may perform any inspections on any Aircraft during the time Services are being performed, provided that United shall perform any such inspection prior to closure of any affected area on an Aircraft.

ARTICLE 3. - DELIVERY AND REDELIVERY.

3.1      DELIVERY OF AIRCRAFT.

         (a) United shall deliver the Aircraft to Seller for Services at Seller's facility in accordance with the schedule described in Exhibit 2 hereto. United shall obtain at its expense all necessary clearances for landing and taking off of Aircraft if applicable. Seller shall assist United in obtaining any such clearances if so requested by United. Upon delivery the parties shall comply with the applicable inspection requirements set forth in Article 3.1 (b).

         (b) Within four (4) hours after arrival of each Aircraft at Seller's facility, United and Seller shall jointly inspect such Aircraft and inventory the loose equipment (the "Arrival Inspection"). The parties shall produce a report of such inspection within eight (8) hours after such arrival. Such report shall set forth any facts concerning the general condition of the Aircraft or of the equipment on which they are not in agreement and shall attach such notation to an "Aircraft Receivable Inspection and Loose Equipment Inventory Report" which shall be signed by both parties. Each party shall complete its inspection within four (4) hours after arrival of each Aircraft.





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         (c)     After completion of the Arrival Inspection, Seller shall
         remove and store in a safe and segregated location, all fixtures, equipment, instruments or other property which Seller removes during the performance of Services hereunder. Seller shall cause such removed items to be covered by Seller's described in Article 9. Title to the Aircraft and to such removed and stored items shall remain with United or its lessor at all times.

         (d) Within forty-eight (48) hours after delivery of each Aircraft to Seller, Seller shall inform the United on-site representative of any applicable earlier re-delivery date based upon the Services to be performed on such Aircraft as described in Exhibit 2 hereto.

3.2      REDELIVERY OF AIRCRAFT.

         (a) Upon completion of Services Seller shall redeliver each Aircraft to United at Seller's facility in accordance with the schedule described in Exhibit 2 hereto. Prior to redelivery, Seller shall unseal any areas closed off by it, reinstall such fixtures, equipment, instruments and other property as may have been removed during the performance of Services and submit each Aircraft to United for inspection (the "Redelivery Inspection").

         (b) Prior to redelivery of each Aircraft, United may conduct an inspection of such Aircraft at it's expense, which inspection may include a flight test. United shall conduct any such test flight in accordance with its procedures and will have at duly qualified flight crew in command at all times. Seller's personnel may participate in any such test flight as observers. If any such test flight shall terminate other than at Seller's facility, return travel costs will be borne by United only if Seller's personnel had been requested by United to participate. Seller may designate up to three (3) of its representatives to accompany the Aircraft on such flight as observers.

3.3      AIRCRAFT RECEIPTS

         Each transfer of possession of any Aircraft between the parties will be accompanied by delivery to the transferring party of a receipt, substantially in the form set forth in Attachment A to Exhibit 4 hereto, which has been executed by an authorized representative of the receiving party.

3.4      DELIVERY OF UNITED FURNISHED PARTS AND MATERIAL.

         (a) Upon receipt of any parts and material furnished by United at Seller's facility, Seller and United shall execute





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         an appropriate delivery receipt substantially in the form set forth in
         Attachment B to Exhibit 4 hereto.

         (b) Within four (4) hours after arrival at Seller's facility of each shipment of parts and material furnished by United, United and Seller shall jointly inspect such items to determine the condition and quantity. The parties shall produce a report of such inspection within eight (8) hours after such arrival. Such report shall set forth any facts concerning the condition or quantity of such items on which they are not in agreement and shall be signed by both parties.

         (c) Seller shall bear the risk of loss for all parts and material furnished by or on behalf of United which have been received pursuant to the procedures described in this Article 3.4, while such property is in Seller's custody or control.

ARTICLE 4. - CHARGES AND PAYMENTS.

4.1      CHARGES.

         Seller will invoice United the charges set forth in Exhibit 3 in United States Dollars for all goods and services provided hereunder.

4.2      OVERTIME.

         Overtime labor shall not be charged to United under this Agreement unless requested by United in writing.

4.3      PAYMENT.

         United shall pay invoices properly issued hereunder in United States Dollars within thirty (30) days from the date of such invoice.

4.4      AUDIT RIGHTS.

         Seller will make available for audit by United all records necessary to substantiate labor and material charges applicable for Services or any Additional Services and any termination charges. Such records shall be made available during regular business hours at Seller's facility prior to completion of Services and for one (1) year thereafter.





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ARTICLE 5. - WARRANTY.

5.1      COVERAGE.

         Seller warrants that the Services performed hereunder (i) will conform to the Specifications, (ii) be free from defects in workmanship; and (iii) that goods manufactured by Seller will be free from defects in design, material and workmanship. For purposes of this warranty any such defect will hereinafter be referred to individually as a "Defect". It is understood and agreed that abnormal erosion or chipping from impact damage shall not be deemed a Defect.

5.2      WARRANTY PERIOD.

         The Warranty period shall commence from the date of redelivery of each Aircraft and shall extend for the period the Aircraft is owned or operated by United for all paint Services and fourteen (14) months for any other Services.

5.3      CORRECTION OF DEFECTS.

         (a) If, during the warranty period, a Defect which causes damage to a part or renders such part unserviceable, Seller will correct the Defect by either replacing or repairing, at Seller's expense and option, any damaged part to the condition it was in at the time the damage occurred, provided that the cost of any replacement part which has a life limit established by the manufacturer or government authority will be shared pro rata by United and Seller based upon the unused life of the damaged part at the time it was damaged.

         (b) Notwithstanding the provisions of subparagraph 5.3 (a) above, United may correct any Defect itself, provided United obtains Seller's concurrence of United's intent to correct any such Defect which United estimates will cost more than $2,000 to correct. Seller's concurrence will not be unreasonably withheld. In such event Seller will reimburse United for (i) labor at a rate of $45.00 per man hour and (ii) materials, at United's standard material charges, which are necessary to correct the Defect and any part damaged as a result of such Defect, including but not limited to removal, reinstallation and testing. United shall not be required to obtain Seller's concurrence to correct any Defect if failure to promptly correct such Defect may impact the safe operation of the Aircraft or result in a delay or cancellation of the Aircraft.

5.4      CONDITIONS.

         Seller's warranty obligations hereunder are subject to the following conditions:





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         (a)     The item which is the subject of the warranty claim has not been altered or repaired by anyone other than Seller or United, unless authorized in writing by Seller, and has been maintained in accordance with United's FAA approved Airworthiness Maintenance Program and Maintenance Manual;

         (b) The item which is the subject of the warranty claim has been used under normal operating conditions as established by United's maintenance specifications and procedures and has not been subject to misuse, neglect or accident; and

         (c) United, within the warranty period, notifies Seller in writing of any Defect. Seller shall notify United in writing within fifteen (15) days after receipt of United's Warranty Claim of Seller acceptance or rejection of such claim.

5.5      TRANSPORTATION.

         For Defects to be corrected by Seller, United will ship at Seller's expense and risk the warranted item for correction to Seller's facility. Seller will promptly correct any Defect and redeliver at its expense and risk the warranted item to United's Maintenance Operations Center. In the event United elects to return any Aircraft to Seller's facility for correction of a Defect, Seller shall reimburse United for the costs to return such Aircraft to and from Seller's facility on a flight hour basis at the rate of $2,100.00 per flight hour.

5.6      DISCLAIMER.

         THE WARRANTIES SET FORTH ABOVE IN THIS ARTICLE AND THE OBLIGATIONS AND LIABILITIES OF SELLER THEREUNDER, ARE EXPRESSLY IN LIEU OF AND UNITED HEREBY WAIVES AND RELEASES SELLER FROM ANY AND ALL OTHER WARRANTIES, AGREEMENTS, GUARANTEES, CONDITIONS, DUTIES, OBLIGATIONS, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR PURPOSE, WITH RESPECT TO SELLER'S PERFORMANCE HEREUNDER.

ARTICLE 6. - EXCUSABLE DELAY.

6.1      INABILITY TO PERFORM.

         Neither party will be liable for any delay in performance hereunder due to acts of God or the public enemy, war or warlike operations, insurrection or riots, floods, explosions, fires, earthquakes, any governmental act, failure of





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         transportation, strikes or other labor disputes, or any other cause beyond such party's control and not occasioned by such party's fault or negligence. Delays resulting from any of the foregoing causes are referred to as "Excusable Delays".

6.2      NOTICE OF DELAY.

         If either party experiences an Excusable Delay, or has reason to believe it will experience an Excusable Delay it shall immediately notify the other party in writing.

6.3      TERMINATION.

         If an Excusable Delay extends for more than ten (10) days and if the parties have not by such date agreed on a revised schedule for continuing the work at the end of such Excusable Delay, then the party not experiencing Excusable Delay may terminate this Agreement seven
         (7) days after notice to the other party, with respect to any affected Aircraft.

ARTICLE 7. - TAXES.

7.1      TAXES.

         United shall pay and agree to indemnify and hold Seller harmless from any sales or use taxes (except that part of any sales or use tax in excess of three percent (3%)) imposed by any taxing authority required to be paid by Seller or United as a result of performance of this Agreement. If a claim is made against Seller for any such taxes, Seller shall promptly notify United. If requested by United in writing, Seller shall, at United's expense, take such action as United may reasonably direct with respect to such asserted liability and shall not pay any such charges, except under protest, if protest is necessary. If payment is made Seller shall, at United's expense, take such action as United may reasonably direct to recover payment and shall, if requested, permit United in Seller's name to file a claim or commence an action to recover such payment. If all or any part of any charges be refunded or credited, Seller shall repay United such part thereof as United shall have paid, including any interest received thereon.

7.2      REIMBURSEMENT TO SELLER.

         United shall reimburse Seller upon demand for all expenses (including, without limitation, all costs, expenses, legal and accountant's fees, penalties and interest) incurred by Seller in making payment defending pay or endeavoring to obtain refund of any such charges.





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ARTICLE 8. - TITLE, LIENS.

8.1      TITLE.

         Title to the Aircraft and to all property removed from the Aircraft shall remain in United or its lessor at all times.

8.2      NO LIENS.

         Seller shall not permit any lien, claim or encumbrance of any kind whatsoever to attach to the Aircraft or any other property of United. Seller expressly acknowledges that United has not consented to any liens on its Aircraft or other property and Seller agrees to waive any and all liens of every nature and kind whatsoever, whether statutory or otherwise, including, without limitation, any possessory, consensual or mechanics' liens which Seller might assert against the Aircraft or other property of United in Seller's possession by reason of work, labor or services performed or materials provided by Seller hereunder.

ARTICLE 9. - INSURANCE AND INDEMNITY.

9.1      INSURANCE.

         Seller shall, at its sole cost and expense, produce and maintain in full force and effect during the term of this Agreement policies of insurance of the type and in the minimum amounts stated below with companies and under terms satisfactory to United.

         (a) Hangarkeepers ground liability insurance in an amount not less than $50,000,000 per Aircraft in Seller's possession. Should more than two (2) Aircraft be in Seller's possession at the same time, Seller agrees to provide levels of insurance as requested by United.

         (b) Aircraft Product liability insurance, including contractual coverage in an amount not less than $50,000,000 prior to October 10, 1994 and $200,000,000 thereafter, and Seller shall maintain such insurance beyond the termination of its present coverage for a period of three (3) years after expiration of the warranty period applicable to the last services completed;

         (c) Property insurance covering all risks and covering all United property other than the Aircraft, in Seller's custody and control. Said property insurance shall be carried on a "replacement cost" basis; and

         (d)     Employer's liability insurance in statutory amounts.





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
         (e) United shall accept a price adjustment not to exceed $1133.36 per Aircraft for up to forty-five (45) Aircraft annually for the Insurance amount required after October 10 as described in paragraph 9(b) above. Any annual amount of Aircraft which exceeds forty-five
         (45) Aircraft shall be at no additional price adjustment to United. In the event less than forty-five (45) Aircraft are serviced on an annual basis, Seller shall invoice United for the difference in the additional insurance amount required during the term of this Agreement. Such price adjustment shall be in addition to the prices described in Exhibit B. Should United request an increase in the amount of insurance described in this Article 9, Seller shall advise United within five (5) days of any adjustment in the prices shown in
         Exhibit 3 to reflect such increase. United shall promptly notify Seller of United's acceptance or rejection of such price adjustment. If United rejects such price adjustment, United may terminate this Agreement upon giving Seller not less than ten (10) days prior notice of its intent to terminate.

9.2      ADDITIONAL PROVISIONS.

         (a) Seller represents and warrants that the insurance coverage as referred to in Article 9.1 (a), (b), and (d) are presently in effect.

         (b) Seller represents and warrants that the property insurance provided hereunder pursuant to Article 9.1 (c), will, subject to and in accordance with its terms and conditions, (i) cover losses to United's property as described in Article 9.1 (c) while in Seller's custody and control, and (ii) be payable as the party's interests may appear.

         (c) Seller shall furnish to United prior to commencement of Services hereunder underwriter's certificates certifying that the policies of insurance required pursuant to Article 9.1, are in full force and effect, and that United shall be given thirty (30) days' prior notice by the insurers in the event that either the insurers or Seller desire to cancel or materially change such policies of insurance to materially restrict the coverage thereof. The certificate furnished relative to the insurance described in Section 9.1 (b) will certify that such insurance covers the obligations assumed by Seller under Article 9.3 of this Agreement.

9.3      INDEMNITY.

         Seller hereby agrees to indemnify and hold harmless United, its directors, officers, employees and agents from and against any and all liabilities, claims, demands, actions, proceedings, damages and losses (including, without limitation, all legal fees, costs and expenses in connection





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         therewith or incident thereto) for death of, or injury to any persons whomsoever (other than an employee of United) and for loss of, damage to, destruction of, any property whatsoever in any manner arising out of any acts or omissions of Seller in connection with the performance of this Agreement. Seller will, at the request of United, negotiate any claim or defend any action or suit brought against United or in which United is joined as a party defendant based upon any matters for which Seller has agreed to indemnify United as provided above. Seller's obligations under this Article 9.3 will survive the termination of this Agreement.

ARTICLE 10. - TERMINATION.

10.1     FAILURE TO PERFORM.

         Except as provided in Article 6, if either party fails to perform its obligations under this Agreement and such failure to perform continues for a period of thirty (30) days after notice to such party by the other party thereof, such other party may terminate this Agreement immediately upon notice. The right of each party to require strict performance of any obligations hereunder will not be affected in any way by any previous waiver, forbearance or course of dealing. If either party exercises its right to terminate hereunder such exercise will not affect or impair any other rights such party may have as a result of the default of the other party.

10.2     TERMINATION FOR CONVENIENCE.

         United may terminate this Agreement for convenience upon ninety (90) days notice to Seller provided, that if Seller is not in default hereunder at the end of such ninety (90) day period, ("Notice Date"), United will pay for all work completed as of the Notice Date upon delivery thereof to United. Seller will cease all work hereunder as of the Notice Date, unless otherwise instructed by United, and United will reimburse Seller for all work in progress under this Agreement as of the Notice Date. Payments under this paragraph by United will be at the established prices, or percentage thereof equal to percentage of completion, provided in this Agreement. United shall also reimburse Seller for its reasonable termination costs within thirty (30) days after receipt of a detailed breakdown of costs to substantiate such termination costs.

10.3     INSOLVENCY.

         If either party (the "Defaulting Party") becomes insolvent; if the other party (the "Insecure Party") has evidence that the Defaulting Party is not paying its bills when due without just cause; if a receiver of the Defaulting Party's assets is appointed; if the Defaulting Party takes any step leading to its cessation as a going concern; or if the Defaulting Party either ceases or suspends operations for reasons other than a strike, then the Insecure Party may immediately terminate this Agreement on notice to the Defaulting Party unless the Defaulting Party immediately gives adequate assurance, satisfactory to the Insecure Party, of the future performance of this Agreement. If bankruptcy proceedings are commenced with respect to the Defaulting Party and if this Agreement has not otherwise been terminated, then the Insecure Party may suspend all further performance of this Agreement until the Defaulting party assumes or rejects this Agreement pursuant to Section 365 of the Bankruptcy Code or any similar or successor provision. Any such suspension of further performance by the Insecure Party pending the Defaulting Party's assumption or rejection will not be a breach of this Agreement and will not affect the Insecure Party's right to pursue or enforce any of its rights under this Agreement or otherwise, including the right to procure the contracted for services from any other supplier or suppliers of its choice.

10.4     CESSATION OF BUSINESS.

         If Seller ceases to do business or suspends operations as a going concern, Seller will provide to United, promptly all drawings, specifications and documentation not previously furnished to United, necessary for United to obtain substitute performance of any duties or obligations of Seller under this Agreement that Seller cease to perform, and hereby grants to United and its agents the right to use such information and documentation for such purposes, at no additional charge to United.

10.5     SURVIVABILITY.

         The obligations of Seller which are of a continuing nature including, but not limited to, the obligations set forth in Article 5 (Warranty) and Article 9 (Insurance & Indemnity) shall survive the termination of this Agreement.

Article II. - PATENT INDEMNITY.

11.1     INDEMNITY.

         Seller hereby agrees to indemnify, protect and save harmless United from and against all claims, demands, action or proceedings, and all liabilities, expenses and costs (excluding any consequential damages, costs, expenses, liabilities and loss of profits resulting from loss of use, but including cost of replacing the infringing item or otherwise curing any infringement on account of which use of Aircraft by United is; prevented), by any of the goods or services provided by Seller hereunder or the use or operation thereof; provided, however, that the foregoing agreement by Seller to indemnify, protect and save harmless United shall not apply (i) to equipment, parts or components which are not manufactured by Seller or pursuant to Seller's detailed design or which are furnished by United; or (ii) to the extent United is a contributory infringer or induces such infringement; or (iii) if United has combined any products or services in a way not contemplated herein or with a product not furnished herein or without Seller's written consent and, by reason of such combination, Seller is held or alleged to be an infringer.

11.2     CONDITIONS.

         Seller's liability hereunder with respect to any actual or alleged infringement is conditioned upon commencement of any actions or proceedings against United or United's receipt of written charge of such infringement, and upon notice by United to Seller within fifteen
         (15) days after the receipt by United of notice of the institution of such action or proceedings. Seller shall have the option at any time to conduct negotiations with the party or parties claiming infringement to intervene in any action or proceedings commenced, and to assume, conduct or control the defense thereof; provided, United shall have the right at its expense to participate in the defense of any such action or proceedings to the extent of its own interest. Seller's liability hereunder with respect to any actual or alleged infringement is also conditioned upon United promptly furnishing to Seller all data, papers, records and other assistance or defense against any such claim or action or proceedings for infringement.

ARTICLE 12. - CONSEQUENTIAL DAMAGES.

         Neither party will be liable for, and each party hereby waives and releases any claims against the other party for, any special, incidental, or consequential damages, including without limitation, lost revenues, lost profit, or loss of bargain, resulting from performance or failure to perform under this Agreement.

ARTICLE 13. - CONFIDENTIAL INFORMATION.

13.1     DEFINITION.

         "Confidential Information" means confidential information including, without limitation, manufacturing, financial and marketing data, orders, forecasts, plans, designs, drawings and specifications of either United or Seller, which is contained in written documents stamped "CONFIDENTIAL" and which is provided by one party to the other during the term of this Agreement, provided that job cards furnished by United hereunder will be deemed Confidential Information whether or not so stamped. Notwithstanding the foregoing sentence, information, which would otherwise be Confidential Information, shall riot be deemed to be Confidential Information if (i) such information was already in the possession of the other party, (ii) is placed in the public domain through no fault of the party receiving such information, or (iii) becomes available to the receiving party through other proper sources.

13.2     DISCLOSURE.

         Each party will use the same degree of care in protecting the confidentiality of the other party's Confidential Information in its possession as it uses to protect its own Confidential Information, which in any event shall be a reasonable standard of care. Neither party will (i) provide or disclose Confidential Information to any other person, firm or corporation without the other party's prior consent, (ii) reproduce Confidential Information except for essential copies for its own internal use in connection with the performance of this Agreement, and (iii) use Confidential Information for any purpose other that the performance of this Agreement. The obligations of this Paragraph shall extend beyond the term of this Agreement.

ARTICLE 14. - MISCELLANEOUS.

14.1     NOTICES.

         All notices, requests, reports, consents, approvals or designations given in connection with this Agreement will be given in writing and will be sent by first class mail, postage prepaid, telegram, teletype, telex, cable or any other customary means of communication to the addresses listed below, unless either party hereto notifies the other party of different address.

                 For United:      United Air Lines, Inc.
                                  Director of Maintenance Purchasing
                                  Purchasing Department - SFOPP
                                  San Francisco International Airport
                                  San Francisco, CA 94128-3800


                 For Seller:      Pride Aviation, Inc.
                                  1218 Hangar Drive
                                  New Iberia, LA 70560

                 The effective date of any notice, request or designation given in conjunction with this Agreement will be the date on which it is received by addressee.

14.2             PUBLICITY.

                 Neither party will refer to this Agreement or use the name of the other party in any form of publicity or advertising, either directly or indirectly, without the prior consent of the other party which shall not be unreasonably withheld.

14.3             DEFINITIONS.

                 The terms '"Federal Aviation Administration" or "FAA" mean the Federal Aviation Administration of the United States, and include the Administrator of the Federal Aviation Administration and any other authority or agency of the Federal Government of the United States having like jurisdiction. Reference to the "Federal Aviation Regulations", or to parts thereof, means the United States Federal Aviation Regulations and, if they are redesignated or discontinued, any comparable regulations or parts thereof issued by the Federal Aviation Administration or successor agency exercising the same or similar jurisdiction.

14.4             ASSIGNMENT.

                 Neither party may assign this Agreement in whole or in part without the prior consent of the other party, and any such attempted assignment shall be void, provided, however, that United may assign this Agreement and its rights and obligations hereunder to a successor corporation insulting from a merger or consolidation with such party. Subject to the foregoing, the provisions herein will inure to the benefit of, and be binding upon, any such successor corporation and any permitted assignees of the respective parties hereto. Consent by either party, to such assignment in one instance will not constitute consent by either party to any other assignment.

14.5             PARTIAL INVALIDITY.

                 If any provision of this Agreement is for any reason held invalid, ineffective, unenforceable or contrary to public policy, the remainder of this Agreement will remain in full force and effect notwithstanding.

14.6             ENTIRE AGREEMENT, HEADINGS.

                 This Agreement embodies the entire Agreement and understanding of the parties and, as of its effective date, terminates and supersedes all prior or independent agreements and understandings between the parties covering the same subject matter. The article and paragraph headings contained herein are for convenience and reference and are not intended to define or limit the scope of any provisions of this Agreement. "This Agreement" means this Services Agreement, including all Exhibits and amendments.

14.7             AMENDMENTS.

                 This Agreement shall not be modified except by written agreement dated even herewith or subsequent hereto signed on behalf of Seller and United by their respective duly authorized representatives.

14.8             GOVERNING LAW.

                 This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, excluding provisions thereof which refer to the laws of another jurisdiction.

                 EXECUTED as of the day and year first above written.

PRIDE AVIATION, INC.                       UNITED AIR LINES, INC.

By: /s/ PAUL LUBOMIRSKI                    By: /s/ DOUGLAS A. HACKER
   ------------------------------             ---------------------------------
                                              Douglas A. Hacker

Title: VP/Gen Mgr                          Title: Sr. Vice President - Finance
      ---------------------------                ------------------------------

                                                                       Exhibit 1
                                                                     Page 1 of 2

                               STATEMENT OF WORK

A.    SERVICES.

      Seller shall perform the following Services in accordance with the Specifications described in Article 2.2 and in accordance with the terms and conditions of this Agreement:

            1.    Receive and hangar Aircraft.

            2. Prepare Aircraft surface and paint in accordance with United's Specifications, including without limitation the following task work cards as applicable:

             WORK TASK CARDS         AIRCRAFT TYPE

             SSR OSV Paint dated     03/15/94    B737-222
             SSR OSV Paint dated     03/15/94    B737-291
             SSR OSV Paint dated     03/15/94    B737-322
             SSR OSV Paint dated     03/15/94    B737-522
             SSR 0SV Paint dated     03/15/94    B727-222A
             SSR OSV Paint dated     03/15/94    B757-222

                  Seller shall not substitute any materials, processes or otherwise deviate from United's Specifications without prior written approval from United.

            3. Perform Services as necessary on the Aircraft wings (upper and lower) and horizontal stabilizers upon request by United's on-site representative. United's on-site representative shall give notice to Seller of the type of Services to be performed within forty-eight (48) hours after completion of the Arrival Inspection.

            4. Review with United's on-site representative all quality and workmanship issues upon completion of Services for each Aircraft and take corrective action as necessary.

            5. Accomplish #2 Service as described in the applicable work task cards and fuel Aircraft as needed.

            6.    Prepare Aircraft for redelivery.

      The Services described in this Paragraph A shall not include (i) painting of the landing gear, wheel wells (except for the

                                                                       Exhibit 1
                                                                     Page 2 of 2

      lip of each wheel well) and interior landing gear doors, (ii) removal, balance and installation of primary flight controls or (iii) cleaning, lavatory or cabin service.

B.    ADDITIONAL SERVICES.

      Seller will perform Additional Services pursuant to Article 1.3   of this
      Agreement.

C.    OPTION AIRCRAFT SERVICES.

      In the event United exercises any of the options described in Article 1.4 of this Agreement, Seller will perform the applicable Services described in Paragraph A of this Exhibit on the Option Aircraft.

D.    BACKSHOP REQUIREMENTS.

      Parts and components which require time or cycle based overhaul or on-condition repair will be (i) identified by Seller and accomplished by Seller pursuant to United's Specifications or (ii) subcontracted by Seller to United approved vendors. Should Seller recommend a vendor which is not approved by United, Seller will provide United necessary information on the vendor's qualifications and United will perform the necessary vendor approval process in an expeditious manner or provide an alternate vendor which will not impede the schedule unduly. United shall have the right to exchange such parts or components from United's resources in order to minimize schedule impact, provided that United notifies Seller of United's intent to exchange rather than overhaul or repair a given part or component prior to shop disposition or shipping disposition for parts or components designed by Seller to be overhauled or repaired by a vendor. Labor and material rates for such Services shall be as described in Paragraph B of Exhibit 3.

E.    MISCELLANEOUS.

      Prior to redelivery of the Aircraft to United, Seller shall (i)   unseal
      any areas closed off by Seller (ii) reinstall such fixtures, equipment, instruments and other property as may have been removed during the performance of services and (iii) submit each Aircraft to United at Seller's facility for inspection and acceptance of the Services by the United representative.

                                                                       Exhibit 4
                                                                     Page 1 of 1

                               DELIVERY RECEIPTS

     Delivery receipts for Aircraft, parts or material shall be in the following formats:

            A.    Attachment A to this Exhibit 4 - Aircraft Delivery Receipt.

            B.    Attachment B to this Exhibit 4 - BFE Packing Lists.

                                                      ATTACHMENT A to Exhibit 4
                                                                    Page 1 of 1

                           AIRCRAFT DELIVERY RECEIPT

RECEIPT is hereby acknowledged on behalf ___________________________ __________________________________________________________________ of the
delivery to it by __________________________________________________ at
_____________________M., this ______ day of ______________________, 19__, at
______________________ of the following described Aircraft, together with the parts and equipment attached hereto and included therewith, in accordance with the terms of that certain Agreement designated as UAL Contract No. __________ and dated __________________, 19__, between UNITED AIR LINES, INC and PRIDE AVIATION, INC:

A.    One (1) Aircraft
      Registration No.________________________________________________________
      Manufacturer's Serial No._______________________________________________
      with the following engines:
      Manufacturer's Serial No.

      Engine No.1   ___________________

      Engine No. 2  ___________________

      Engine No. 3  ___________________


                                      By:
                                         ---------------------------------------
                                      Title:
                                            ------------------------------------

                                                    Attachment B to Exhibit 4
                                                              Page 1 of 1

                              INVOICE/PACKING LIST

--------------------------------------------------------------------------------
      DATE        PACKING NUMBER          CUSTOMER NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SOLD TO                                   SHIP TO



--------------------------------------------------------------------------------
QUANTITY    ITEM/DESCRIPTION             TOTAL VALUE
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
AIRWAY BILL NUMBER                      COMPANY

--------------------------------------------------------------------------------
WEIGHT

--------------------------------------------------------------------------------
DIMENSIONS

--------------------------------------------------------------------------------
CONTRACT NUMBER

--------------------------------------------------------------------------------
LETTER OF CREDIT

--------------------------------------------------------------------------------
MISCELLANEOUS INFORMATION

--------------------------------------------------------------------------------

                                                                     Exhibit 5
                                                                     Page 1 of 2

                                 PARTS SUPPORT

1. The term "Parts" as used in this Agreement means parts and materials used in the maintenance of the Aircraft, including, but not limited to, hardware, raw material, parts, accessories, components, paint and sealant. All Parts provided hereunder shall be on a sale or exchange basis at United's election.

2. Except for what United shall provide pursuant to Paragraph 2.b of this Exhibit, Seller shall furnish all Parts which are required in connection with the performance of Services under this Agreement, subject to the following provisions of this Paragraph 2:

      (a) Seller shall obtain United's approval prior to furnishing any Part which costs more than US $1000 in vendor's catalog price, provided that United's on-site representative may waive such price limit to avoid delays in Seller's acquisition of parts.

      (b) United shall furnish all Parts described in Article 2.3. United at its election and upon notice to Seller may furnish Parts which Seller would otherwise be required to supply pursuant to Article
            1.5. Seller shall not be liable for any delay in the performance of Services hereunder caused by any delay by United in furnishing such Parts. Seller and United shall consult and cooperate with each other regarding United furnishing any Parts in addition to those set forth in this Agreement.

      (c) Seller shall repair Parts removed from the Aircraft which are intended for reinstallation (R & R Parts), provided that, at United's election, United may repair any R & R Parts. Seller shall not be liable for any delay in the performance of Services hereunder caused by any delay by United in the repair of R & R Parts.

3. Parts furnished by Seller under this Agreement shall be: (i) unused and traceable to the original equipment manufacturer (O.E.M.) (or an FAR
      Part 145 Repair Agency, or (ii) made serviceable by an authorized Repair Agency pursuant to Seller's approved vendor procedures and traceable to the authorized Repair Agency, the O.E.M. or an FAR Part 145 Repair Agency. Seller shall purchase Parts for use hereunder from vendors listed on United's approved vendor list.

                                                                       Exhibit 5
                                                                     Page 2 of 2

      For each Part furnished by Seller hereunder which is intended to meet Military Specifications or Boeing Standards, Seller shall require its suppliers to furnish data, upon request, which certifies that such Part
      (i) meets the physical and chemical properties of such specifications or standards and (ii) was manufactured by a source listed in the current Qualified Products List (QPL) or Boeing Standards.

4. United may conduct a receiving inspection on overhauled and repaired Parts at Seller's facility. United shall conduct any such inspection in a timely manner consistent with the Service Schedule set forth in Exhibit 2 to this Agreement.

5. Seller shall issue an invoice to United for the Parts furnished hereunder for each Aircraft in accordance with the prices specified in Exhibit 3 to this Agreement.

[UNITED AIRLINES LETTERHEAD]


February 7, 1997



Mr. Paul Lubomirski
President/General Manager
Pride Aviation, Inc.
1218 Hangar Drive
New Iberia, LA  70560


Subject:         Option Extension Award/United Contract No. 123002
                 dated June 10, 1994


Dear Paul:

We are pleased to inform you that United is exercising its option as described in Article 1.4 of the subject Agreement to extend Pride Aviation's Services through June 10, 1999.

Such extension of Services are contingent on mutual agreement of annual schedules to be included in an amendment to the Agreement.

Thank you for your continuing support of United's needs.


Sincerely,

/s/ C. E. DOYLE

C. E. Doyle
Director, Maintenance Purchasing

                                                                       Exhibit 1
                                                                     Page 1 of 2

                               STATEMENT OF WORK

A.    SERVICES.

      Seller shall perform the following Services in accordance with the Specifications described in Article 2.2 and in accordance with the terms and conditions of this Agreement:

            1.    Receive and hangar Aircraft.

            2. Prepare Aircraft surface and paint in accordance with United's Specifications, including without limitation the following task work cards as applicable:

             WORK TASK CARDS         AIRCRAFT TYPE

             SSR OSV Paint dated     03/15/94    B737-222
             SSR OSV Paint dated     03/15/94    B737-291
             SSR OSV Paint dated     03/15/94    B737-322
             SSR OSV Paint dated     03/15/94    B737-522
             SSR 08V Paint dated     03/15/94    B727-222A
             SSR OSV Paint dated     03/15/94    B757-222

                  Seller shall not substitute any materials, processes or otherwise deviate from United's Specifications without prior written approval from United.

            3. Perform Services as necessary on the Aircraft wings (upper and lower) and horizontal stabilizers upon request by United's on-site representative. United's on-site representative shall give notice to Seller of the type of Services to be performed within forty-eight (48) hours after completion of the Arrival Inspection.

            4. Review with United's on-site representative all quality and workmanship issues upon completion of Services for each Aircraft and take corrective action as necessary.

            5. Accomplish #2 Service as described in the applicable work task cards and fuel Aircraft as needed.

            6.    Prepare Aircraft for redelivery.

      The Services described in this Paragraph A shall not include (i) painting of the landing gear, wheel wells (except for the

                                                                       Exhibit 1
                                                                     Page 2 of 2

      lip of each wheel well) and interior landing gear doors, (ii) removal, balance and installation of primary flight controls or (iii) cleaning, lavatory or cabin service.

B.    ADDITIONAL SERVICES.

      Seller will perform Additional Services pursuant to Article 1.3   of this
      Agreement.

C.    OPTION AIRCRAFT SERVICES.

      In the event United exercises any of the options described in Article 1.4 of this Agreement, Seller will perform the applicable Services described in Paragraph A of this Exhibit on the Option Aircraft.

D.    BACKSHOP REQUIREMENTS.

      Parts and components which require time or cycle based overhaul or on-condition repair will be (i) identified by Seller and accomplished by Seller pursuant to United's Specifications (Dr (ii) subcontracted by Seller to United approved vendors. Should Seller recommend a vendor which is not approved by United, Seller will provide United necessary information on the vendor's qualifications and United will perform the necessary vendor approval process in an expeditious manner or provide an alternate vendor which will not impede the schedule unduly. United shall have the right to exchange such parts or components from United's resources in order to minimize schedule impact, provided that United notifies Seller of United's intent to exchange rather than overhaul or repair a given part or component prior to shop disposition or shipping disposition for parts or components designed by Seller to be overhauled or repaired by a vendor. Labor and material rates for such Services shall be as described in Paragraph B of Exhibit 3.

E.    MISCELLANEOUS.

      Prior to redelivery of the Aircraft to United, Seller shall (i)   unseal
      any areas closed off by Seller (ii) reinstall such fixtures, equipment, instruments and other property as may have been removed during the performance of services and (iii) submit each Aircraft to United at Seller's facility for inspection -and acceptance of the Services by the United representative.

                                                                       Exhibit 4
                                                                     Page 1 of 1

                               DELIVERY RECEIPTS

     Delivery receipts for Aircraft, parts or material shall be in the following formats:

            A.    Attachment A to this Exhibit 4 - Aircraft Delivery Receipt.

            B.    Attachment B to this Exhibit 4 - BFE Packing Lists.

                                                      ATTACHMENT A to Exhibit 4
                                                                    Page 1 of 1

                           AIRCRAFT DELIVERY RECEIPT

RECEIPT is hereby acknowledged on behalf ___________________________ ------------------------------------------------------------------ of the
delivery to it by --------------------------------------------- at
_____________________M., this ______ day of ______________________, 19__, at
______________________ of the following described Aircraft, together with the parts and equipment attached hereto and included therewith, in accordance with the terms of that certain Agreement designated as UAL Contract No. __________ and dated __________________, 19__, between UNITED AIR LINES, INC and PRIDE AVIATION, INC:

A.    One (1) Aircraft
      Registration No.
                        -------------------------------------------------------
      Manufacturer's Serial No.
                               ------------------------------------------------
      with the following engines:

      Manufacturer's Serial No.

      Engine No.1
                    --------------------
      Engine No. 2
                    --------------------
      Engine No. 3
                    --------------------

                                      By:
                                           ------------------------------------
                                     Title:
                                           ------------------------------------

                                        Attachment B to Exhibit 4 Page 1 of 1

                              INVOICE/PACKING LIST

--------------------------------------------------------------------------------
      DATE        PACKING NUMBER          CUSTOMER NUMBER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SOLD TO           SHIP TO


--------------------------------------------------------------------------------
QUANTITY    ITEM/DESCRIPTION        TOTAL VALUE


--------------------------------------------------------------------------------
AIRWAY BILL NUMBER            COMPANY

--------------------------------------------------------------------------------
WEIGHT

--------------------------------------------------------------------------------
DIMENSIONS

--------------------------------------------------------------------------------
CONTRACT NUMBER

--------------------------------------------------------------------------------
LETTER OF CREDIT

--------------------------------------------------------------------------------
MISCELLANEOUS INFORMATION

--------------------------------------------------------------------------------

                                                                       Exhibit 5
                                                                     Page 1 of 2

                                 PARTS SUPPORT

1. The term "Parts" as used in this Agreement means parts and materials used in the maintenance of the Aircraft, including, but not limited to, hardware, raw material, parts, accessories, components, paint and sealant. All Parts provided hereunder shall be on a sale or exchange basis at United's election.

2. Except for what United shall provide pursuant to Paragraph 2.b of this Exhibit, Seller shall furnish all Parts which are required in connection with the performance of Services under this Agreement, subject to the following provisions of this Paragraph 2:

      (a) Seller shall obtain United's approval prior to furnishing any Part which costs more than US $1000 in vendor's catalog price, provided that United's on-site representative may waive such price limit to avoid delays in Seller's acquisition of parts.

      (b) United shall furnish all Parts described in Article 2.3. United at its election and upon notice to Seller may furnish Parts which Seller would otherwise be required to supply pursuant to Article
            1.5. Seller shall not be liable for any delay in the performance of Services hereunder caused by any delay by United in furnishing such Parts. Seller and Unied shall consult and co-operate with each other regarding United furnishing any Parts in addition to those set forth in this Agreement.

      (c) Seller shall repair Parts removed from the Aircraft which are intended for reinstallation (R & R Parts), provided that, at United's election, United may repair any R & R Parts. Seller shall not be liable for any delay in the performance of Services hereunder caused by any delay by United in the repair of R & R Parts.

3. Parts furnished by Seller under this Agreement shall be: (i) unused and traceable to the original equipment manufacturer (O.E.M.) (or an FAR
      Part 145 Repair Agency, or (ii) made serviceable by an authorized Repair Agency pursuant to Seller's approved vendor procedures -and traceable to the authorized Repair Agency, the O.E.M. or an FAR Part 145 Repair Agency. Seller shall purchase Parts for use hereunder from vendors listed on United's approved vendor list.

                                                                       Exhibit 5
                                                                     Page 2 of 2

      For each Part furnished by Seller hereunder which is intended to meet Military Specifications or Boeing Standards, Seller shall require its suppliers to furnish data, upon request, which certifies that such Part
      (i) meets the physical and chemical properties of such specifications or standards and (ii) was manufactured by at source "listed in the current Qualified Products List (QPL) or Boeing Standards.

4. United may conduct a receiving inspection on overhauled and repaired Parts at Seller's facility. United shall conduct any such inspection in a timely manner consistent with the Service Schedule set forth in Exhibit 2 to this Agreement.

5. Seller shall issue an invoice to United for the Parts furnished hereunder for each Aircraft in accordance with the prices specified in Exhibit 3 to this Agreement.